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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Lions Gate Entertainment Corp. for the registration of $45 million of 4.00% Convertible Senior Subordinated Notes due 2017 (the "Notes") and Related Guarantees, 4,285,714 common shares issuable upon conversion of the Notes, and 5,837,781 common shares and to the incorporation by reference therein of our reports dated May 31, 2011, with respect to the consolidated financial statements and schedule of Lions Gate Entertainment Corp., the effectiveness of internal control over financial reporting of Lions Gate Entertainment Corp., and the consolidated financial statements of TV Guide Entertainment Group, LLC, all included in Lions Gate Entertainment Corp.'s Annual Report (Form 10-K) for the year ended March 31, 2011, filed with the Securities and Exchange Commission, and of our report dated March 21, 2012, with respect to the consolidated financial statements of Summit Entertainment, LLC, included as Exhibit 99.1 to Lions Gate Entertainment Corp.'s Amendment No. 1 to the Current Report on Form 8-K/A, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Los Angeles, California
May 9, 2012

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm